SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2010

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Croft Industrial Park, P.O. Box 5627, Spartanburg, SC 29304	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

INAPPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1)           On September 24, 2010, Craig C. Bram resigned his position as a director of the Registrant.  At the time of his resignation, Mr. Bram was serving as a member of the Audit, Compensation and Long-Term Incentive and Nominating/Corporate Governance Committees.  As he expressed in the email to the Board of Directors in which he tendered his resignation, the Board understands that the reason for Mr. Bram’s resignation is his belief that his opinions concerning the strategic direction of the Registrant differ from those of the other Board members.

   (2)           Attached as Exhibit 17 is a copy of the email to the Board of Directors in which Mr. Bram tendered his resignation and set forth his reasons for resignation.

   (3)           The Registrant has provided Mr. Bram with a copy of this Form 8-K, and advised him of his opportunity to furnish the Registrant as promptly as possible with a letter stating whether he agrees with the statements made in this Form 8-K, and, if not, stating the respects in which he does not agree.  The Registrant will file any letter received by Mr. Bram as an exhibit by an amendment to this Form 8-K pursuant to the requirements of Item 5.02(a)(3).

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibit 17	Email correspondence relating to resignation of Craig C. Bram as director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Richard D. Sieradzki
Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer

Dated: September 28, 2010

Exhibit Number	Name

17	Email correspondence relating to resignation of Craig C. Bram as director